As filed with the Securities and Exchange Commission on December 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RMG ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	6770	84-2289787
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

50 West Street, Suite 40-C

New York, NY 10006

Telephone: (212) 785-2579

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Mancini

Chief Executive Officer

50 West Street, Suite 40-C

New York, NY 10006

Telephone: (212) 785-2579

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David S. Allinson Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200	Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 (713) 546-5400	David M. Hernand Paul Hastings LLP 1999 Avenue of the Stars Los Angeles, CA 90067 (310) 620-5700	Jonathan Ko Paul Hastings LLP 515 South Flower Street 25th Floor Los Angeles, CA 90071 (213) 683-6000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and the transactions contemplated by the Agreement and Plan of Merger described in the included proxy statement/consent solicitation statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-249488

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13c-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock(2)	608,644	$10.31	$6,275,119.64	$685
Total	608,644	$10.31	$6,275,119.64	$685

(1)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of RMG’s Class A common stock on October 7, 2020. This calculation is in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(2)	Represents additional shares of common stock to be issued by RMG to Romeo’s securityholders, upon consummation of the Business Combination (as defined in the Prior Registration Statement) described herein, including shares issuable pursuant to outstanding options, warrants and convertible notes, based on an exchange ratio that incorporates certain assumptions about Romeo’s cash and debt at the closing of the Business Combination. In connection with the filing of the Prior Registration Statement, the issuance of 95,916,029 shares of common stock of RMG was registered with the Securities and Exchange Commission. RMG now anticipates that up to 608,644 additional shares of its common stock may be issued in connection with the Business Combination.

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-249488) (the “Prior Registration Statement”), declared effective as of December 10, 2020, RMG Acquisition Corp. (the “Registrant”) registered an aggregate of 95,916,029 shares of its common stock and paid an aggregate fee of $107,889. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 608,644 additional shares of its common stock for issuance in connection with the consummation of the merger transactions contemplated by the Agreement and Plan of Merger, dated as of October 5, 2020, by and among the Registrant, RMG Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, and Romeo Systems, Inc., a Delaware corporation. In connection with the registration of additional shares of its common stock, the Registrant is paying an additional registration fee of $685.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of Latham & Watkins LLP

8.1*	Opinion of Paul Hastings LLP regarding certain federal income tax matters.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Grant Thornton LLP

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.3*	Consent of Paul Hastings LLP (included in Exhibit 8.1).

24.1**	Power of Attorney.

*	Filed herewith.

**	Previously filed with the registrant’s Registration Statement on Form S-4 (No. 333-249488), as amended, which was initially filed with the Securities and Exchange Commission on October 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on the 29th day of December, 2020.

RMG ACQUISITION CORP.

By:	/s/ Robert S. Mancini
Robert S. Mancini
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board	December 29, 2020
D. James Carpenter

/s/ Robert S. Mancini	Chief Executive Officer and Director	December 29, 2020
Robert S. Mancini	(Principal Executive, Financial and Accounting Officer)

*	President, Chief Operating Officer and Director	December 29, 2020
Philip Kassin

*	Director	December 29, 2020
Steven P. Buffone

*	Director	December 29, 2020
W. Grant Gregory

*	Director	December 29, 2020
W. Thaddeus Miller

*	Director	December 29, 2020
Craig Broderick

*By: /s/ Robert S. Mancini

Name: Robert S. Mancini

Title: Attorney-in-fact